AMENDMENT 11

Customer No: 60013

This Amendment 11 ("Amendment") to the Subscription and Services Agreement between the parties hereto and dated December 16, 2006, as amended, is entered into by and between **ACI Worldwide Corp.** (successor in interest to S1, Inc.), a Nebraska corporation, having its principal place of business at 6060 Coventry Dr., Elkhorn, NE 68022 ("ACI") and **American River Bank** having its principal place of business at 3100 Zinfandel Drive, Suite 450, Sacramento, CA 95670 ("Client"). (Collectively to be called "the Parties"). This Amendment is effective as of the date signed by ACI in the signature block below ("Amendment Effective Date").

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ACI and Client hereby agree as follows:

1. **SUBSCRIBED PRODUCTS.**

1.1. Upon the Amendment Effective Date, the table set forth in Schedule B to the Agreement shall be deleted in its entirety and replaced with the following.

Product ID	Descriptions	Monthly Subscription Fee	Services Install Fee	Capacity Monthly Minimum Fee
SBH-SR005	SSB Online Banking - Hosted - Retail	$3,400.00		
SBH-SB006	SSB Online Banking - Hosted - Business	$4,000.00		
SBH-CI010	SSB Interface: Check Imaging - FIS Bankware/Image Center	N/C		
SBH-CO004	SB Interface: Check Order Interface - Deluxe (Dual Login)	$20.00		
SBH-MS007	SSB Module: Out of Band Authentication (OOBA) ($0.25 per item) ("OOBA per Item Fee")	$250.00		$56.00
SBH-RT026	SSB Interface: Core Realtime - Jack Henry Core Director	$150.00		
SBH-SS010	SSB SSO: FIS eDelivery (aka COWW) eStatement GSSO	$100.00		
VRH-RSA01	SB RSA Multi-Factor Authentication (Hosted) ($0.08 per item) ("MFA per User Fee")	$200.00		$555.00
VIN-IN021	SSB Intuit WebConnect Quicken® and Quickbooks® Bundle	$525.00		
SMH-MB001	SSB Mobile Banking – Retail ($1.00 per User) ("Retail Mobile Banking per User Fee")			$250.00
SMH-MB099	SSB Mobile Banking - SMS Messages ($0.03 per item) ("Per SMS Message Fee")			
VFI-BP202	SSB Bill Payment Service: FIS - Per Payment (Electronic) ($0.45 per item) ("Electronic Bill Payment per Transaction Fee")			$1,430.00
VFI-BP203	SSB Bill Payment Service: FIS - Per Payment (Paper) ($0.55 per item) ("Paper Bill Payment per Transaction Fee")			$1,075.00
VFI-BP000	SSB Bill Payment Service: FIS - Bundled - New User Enrollment Fee ($2.00 per new User) ("Bundled New User Enrollment Fee per New User")			
VFI-BP601	SSB Bill Payment Service: FIS - Claims Fee ($15.00 per item) ("Bill Payment per Claims Fee")			
VFI-BP602	SSB Bill Payment Service: FIS - Monthly Customer Care (Customer Support Tool-CST)	$50.00		
VFI-BP603	SSB Bill Payment Service: FIS - Stop Payment ($15.00 per item) ("Per Stop Payment Fee")			

Product ID	Descriptions	Monthly Subscription Fee	Services Install Fee	Capacity Monthly Minimum Fee
VFI-BP604	SSB Bill Payment Service: FIS - Check Re-Issue ($15.00 per item) ("Per Check Re-Issue Fee")			
VFI-BP605	SSB Bill Payment Service: FIS - ACH Debit NSF ($15.00 per item) ("Per ACH Debit NSF Fee")			
VFI-BP606	SSB Bill Payment Service: FIS - Proof of Payment ($3.00 per item) ("Per Proof of Payment Fee")			
VFI-BP607	SSB Bill Payment Service: FIS - Check Image CD (per CD) ($13.75 per item) ("Per Check Image CD Fee")			
VFI-BP608	SSB Bill Payment Service: FIS - Direct Member Billing Fee ($0.10 per item)("Direct Member Billing per User Fee")			$126.00
NWH-NW003	SSB NET: Managed VPN - Production (ACI provided hardware)	$250.00		
ADK-CM001	CM: Touchpoint Standard	$42.00		
ADK-CM004	CM: Safeguard Security Program	$42.00		
VGA-FMB08	SSB Guardian Analytics - FraudMap Business Prevention (2,501 to 5,000 users)	$2,226.00		
VGA-FMR01	SSB Guardian Analytics - FraudMap Retail Prevention (1 to 5,000 users)	$534.00		
SMH-MB010	SSB Mobile Banking – Business ($1.65 per User) ("Mobile Banking Business User Fee")		$2,500.00	$300.00
SMH-MB204	SSB Mobile Banking - Native App Package (iPhone, Andriod Phone, iPad) - Upgrade from Gen 1	$900.00	$7,500.00	
VWA-WAU01	SSB Wausau RDC - Mobile Capture ($0.50 per item) ("Wausau RDC per Transaction Fee")	$600.00		
VWA-WAU90	SSB Wausau RDC - Mobile and/or Consumer Capture Implementation		$7,000.00	
SBH-MS001	SSB Module: Consumer Money Movement - MicroDeposit		$1,500.00	
	Totals			
Subtotal		$13,409.00	$19,500.00	$3,933.00
Tax (to be calculated as applicable)				
TOTAL		$13,409.00	$19,500.00	$3,933.00

1.2. **Cancel Subscribed Products.**

Upon completion of the Services described in Schedule WO-1 to Exhibit B attached hereto, the SmartPhone & iPad App. Package (Gen1) Subscribed Product and its corresponding fees shall be deleted in their entirety from the table set forth in Schedule B to the Agreement.

2. **TERM.**

Commencing December 18, 2015 ("Commencement Date"), the third sentence of the second complete paragraph on page 10 of Schedule B to the Agreement shall be deleted in its entirety and replaced with the following:

"The term of this Agreement (for subscription and support) shall begin upon the Effective Date of this Agreement, and shall continue for a period ending five (5) years from the Commencement Date of Amendment 11 to this Agreement ("Term")."

3. **SCHEDULE I.**

Upon the Amendment Effective Date, Schedule I attached hereto as Exhibit A shall be added to the Agreement as a new Schedule I and incorporated as if fully set forth therein.

4. **SERVICES.**

Upon the Amendment Effective Date, ACI hereby agrees to perform the services as described in Exhibit 6 of this Amendment.

5. **PAYMENT OF FEES.**

The following fees are due and payable in accordance with Section 3 of the Agreement.

5.1. The **Implementation Services Fee** of $18,500.00 is payable upon the Amendment Effective Date.

5.2. The total **Monthly Subscription Fees of $2,760.00 for Guardian Analytics Subscribed Products** (VGA-FMB08 and VGA-FMP01) are payable monthly commencing June 1, 2015.

5.3. The following Fees shall be payable monthly commencing upon the Amendment Effective Date:

5.3.1. the **Monthly Subscription Fee of $200.00 for the Multi-Factor Authentication Subscribed Product** (VRH-RSA01) plus the greater of the (i) **Capacity Monthly Minimum Fee of $555.00** or (ii) **the actual MFA per User Fee;**

5.3.2. the **Monthly Subscription Fee of $250.00 for the Out of Band Authentication Subscribed Product** (SSH-MS007) plus the greater of the (i) **Capacity Monthly Minimum Fee of $58.00** or (ii) **the actual OOBA per Item Fee;**

5.3.3. the greater of the (i) **Capacity Monthly Minimum Fee of $250.00** or (ii) **the actual Retail Mobile Banking per User Fee;**

5.3.4. the greater of the (i) **Capacity Monthly Minimum Fee of $1,438.00** or (ii) **the actual Electronic Bill Payment per Transaction Fee;**

5.3.5. the greater of the (i) **Capacity Monthly Minimum Fee of $1,075.00** or (ii) **the actual Paper Bill Payment per Transaction Fee;**

5.3.6. the greater of the (i) **Capacity Monthly Minimum Fee of $126.00** or (ii) **the actual Direct Member Billing per User Fee;**

5.3.7. The **actual Per SMS Messages Fee;**

5.3.8. The **actual Bundled New User Enrollment Fee per New User;**

5.3.9. The **actual Bill Payment per Claims Fee:**

5.3.10. The **actual Per Stop Payment Fee;**

5.3.11. The **actual Per Check Re-Issue Fee;**

5.3.12. The **actual Per ACH Debit NSF Fee;**

5.3.13. The **actual Per Proof of Payment Fee**; and

5.3.14. The **actual Per Check Image CD Fee.**

5.4. The following fees are payable monthly commencing upon the earlier to occur of (i) one hundred and eighty (180) days following the Amendment Effective Date; or (ii) thirty (30) days following implementation:

5.4.1. The **Monthly Subscription Fee of $900.00 for the SSB Mobile Banking - Native App Package Subscribed Product** (SMH-MB204).

5.4.2. The **Monthly Subscription Fee of $800.00 for the SSB Wausau RDC – Mobile Capture Subscribed Product** (VWA-WAU01) plus the **actual Wausau RDC per Transaction Fee.**

5.4.3. the greater of the (i) **Capacity Monthly Minimum Fee of $300.00 for the SSB Mobile Banking – Business Subscribed Product** (SMH-MB010) or (ii) **the actual Mobile Banking Business User Fee.**

5.5. The remaining **total Monthly Subscription Fees of $8,579.00** is payable monthly commencing upon the Amendment Effective Date.

6. **WARRANTIES AND DISCLAIMER.**

6.1. Upon the Amendment Effective Date, **Section 13.3** of the Agreement shall be deleted in its entirety and replaced with the following **Section 13.3:**

"13.3 ACI and Client shall comply, at each Party's own expense, with laws and regulations which are applicable to each Party in the performance of their respective obligations under the Agreement."

6.2. Upon the Amendment Effective Date, a new **Section 13.4** of the Agreement shall be added, the text of such new **Section 13.4** shall be as follows:

"13.4 **DISCLAIMER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 13.0, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, OR ORAL OR WRITTEN, TO THE OTHER PARTY OR ANY THIRD PARTY WITH RESPECT TO THE SUBSCRIBED PRODUCTS. WITHOUT LIMITING THE FOREGOING, ANY IMPLIED WARRANTY OF MERCHANTABILITY, IMPLIED WARRANTY AGAINST INFRINGEMENT, AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED."**

7. **INSURANCE.**

Upon the Amendment Effective Date, the following new **Section 20** shall be added to the Agreement, the text of which is as follows:

"20. **INSURANCE.** ACI shall at its expense secure and maintain during the term of this agreement those insurance policies listed and described immediately below in "A" through "F":

(A) **Worker's Compensation Insurance** complying with applicable law;

(B) **Employers' Liability Insurance** policy having minimum limits of US$500,000 per accident for Bodily Injury and US$500,000 per employee/aggregate for disease;

(C) **Commercial General Liability Insurance** policy having (i) a minimum limits of US$2,000,000 per occurrence and US$2,000,000 aggregate, (ii) products/completed operations coverage, and (iii) broad form contractual coverage. Client shall be named as an additional insured under the Commercial General Liability policy, and said policy shall be endorsed to permit same;

(D) **Automobile Liability Insurance** policy covering its owned, hired, and non-owned vehicles and having a minimum combined single limit of US$1,000,000;

(E) **Commercial Crime Insurance** policy having a minimum limit of US$500,000 as relates to the property of Client.

(F) **Technology Errors & Omissions Liability, Network and Information Security Liability and Communications and Media Liability Insurance** policy with a minimum limit of US$5,000,000 Per Wrongful Act and in the aggregate.

ACI shall subsequent to execution of this agreement and policy renewals cause its insurer(s) to furnish in due course a certificate of insurance evidencing the above-listed insurance policies. ACI will use commercially reasonable efforts to provide at least 30 days prior written notice to Client in the event that one or more the above-listed insurance policies is canceled."

8. **USE OF CONSULTANTS.**

Upon the Amendment Effective Date, the following new **Section 21** shall be added to the Agreement, the text of which is as follows:

"21. **USE OF CONSULTANTS.** Client acknowledges that ACI may use consultants to perform some of its obligations under the Agreement; provided, however, that ACI shall remain ultimately responsible for their performance."

9. **INTELLECTUAL PROPERTY CLAIMS.** Upon the Amendment Effective Date, **Section 11** of the Agreement shall be deleted in its entirety and replaced with the following **Section 11:**

"11. INDEMNIFICATION

11.1 ACI Indemnification.

(a) **ACI's Obligations.** Subject to Sections 11.1(b) and (c) (below), ACI will defend, at its own expense, any action against Client brought by a third party to the extent that the action is based upon a claim that the Subscribed Products infringe such third party's U.S. copyrights or misappropriate such third party's trade secrets recognized as such under the Uniform Trade Secret law or such other similar laws, and ACI will pay those costs and damages finally awarded against Client in any such action that are specifically attributable to such claim or those costs and damages agreed to in a monetary settlement of such action; provided Client (i) notifies ACI of any such claim promptly in writing after receiving notice of such claim, (ii) tenders to ACI sole control over the defense and settlement of any such claim and (iii) cooperates with ACI and, at ACI's expense and request, provides reasonable assistance in the defense and settlement of any such claim.

(b) **Alternative.** If Client's use of the Subscribed Products is prevented by injunction or court order because of any such claim, or, in ACI's opinion, if the Subscribed Products are likely to become the subject of any such claim, then ACI, at its sole discretion and at no additional expense to Client, shall either (i) procure the right for Client to continue using the Subscribed Products in accordance with the terms of the applicable Schedule; or (ii) replace or modify the Subscribed Products so that such Subscribed Products become non-infringing. If ACI determines that neither (i) nor (ii) is commercially practicable, then ACI may terminate Client's right to use the infringing Subscribed Products, in which event Client shall receive, as its sole and exclusive remedy, a pro-rata refund of amounts paid for the Subscribed Products based upon the term of the applicable Schedule.

(c) **Exclusions.** ACI shall have no obligation to Client under Sections 11.1(a) and (b) above if such claim results from or is related to (i) a modification of the Subscribed Products made by, or at the request or direction of, Client, (ii) the combination of the Subscribed Products with an item not supplied by ACI, (iii) the use of the Subscribed Products in a manner not intended by the applicable Schedule, (iv) any portion of the Subscribed Products is based upon specifications provided by or on behalf of Client or (v) any "Open Source Code." For purposes of this Agreement, Open Source Code means any computer software program of which (1) the human-readable program instructions (known as "source code") are available to the public for inspection and use by others, and (2) the terms and conditions of the applicable license agreement permit recipients of the program freely (and without liability to pay any royalty or fee) to copy, modify and distribute the program's source code.

(d) **EXCLUSIVE REMEDY. THE RIGHTS GRANTED TO CLIENT UNDER THIS SECTION 11.1 SHALL, TO THE EXTENT PERMITTED BY LAW, BE CLIENT'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT CLAIM.**

11.2 **Client Indemnification.** Client will defend, at its sole expense, any action against ACI brought by a third party alleging (i) infringement by any part of the Subscribed Products to the extent that such infringement claim results from or is based on any modification, specification, or direction provided by Client to ACI, (ii) damages based on the use of the Subscribed Products in a manner not intended by the applicable Schedule, (iii) damages based on the content of the data transmitted or received by ACI in performing the Subscribed Products, (iv) damages based on unauthorized modifications of the Subscribed Products, or (v) damages based on a claim that the Subscribed Products failed to perform as set forth in any agreement or representation by Client to such third party materially different than as set forth in the Documentation or any representation made by ACI to Client in this Agreement; provided, in each case, ACI (1) notifies Client of any such claim promptly in writing after receiving notice of such claim, (2) tenders to Client sole control over the defense and settlement of any such claim, and (3) cooperates with Client and, at Client's expense and request, provides reasonable assistance in the defense any settlement of any such claim. It is understood that Client shall be responsible in all respects for (y) unauthorized modifications of the Subscribed Products by Client, its personnel or third parties to whom Client permits (whether or not intentionally) access to the Subscribed Products; and (z) all use and content of the Customer data.

11.3 **Property Damage and Personal Injury.** Each Party agrees to indemnify the other against, and hold it harmless from, any and all damages, losses, judgments, amounts agreed upon in settlement, costs and expenses (including reasonable attorneys' fees) that the other Party may suffer or incur that arise out of, are connected with, or result from bodily injuries (including death) to third parties or damages to tangible personal property of third parties to the extent that they are caused by the negligence or willful misconduct of such Party, such Party's employees, agents or contractors, or the employees or agents of such contractors."

10. **RECORD KEEPING AND AUDIT RIGHTS.** Upon the Amendment Effective Date, the following language shall be added and incorporated into **Section 10**, the text of such language to be as follows:

"**Regulatory and Client Access and Audit.** ACI shall provide access to the Subscribed Products to: 1) applicable state or federal agencies with jurisdiction over Client for purposes of an authorized audit; or 2) Client or authorized representatives of client, provided all parties strictly observe ACI's security procedures and strictly comply with ACI's confidentiality requirements. Client agrees that all costs incurred by ACI in the preparation of data for inspection, examination, or audit pursuant to this Section shall be charged to Client at ACI's then current rates."

11. **EFFECTS**

Except as specifically modified in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control with respect to the subject matter hereof. This Amendment may be executed and transmitted by facsimile or other reliable electronic transmission in two (2) or more counterparts, each of which will be considered an original, and all of which together will constitute one and the same instrument. All capitalized words and phrases not otherwise defined within the body of this Amendment shall have the meanings set forth in the Agreement.

This Amendment is null and void at the discretion of ACI unless signed by Client on or before February 27, 2015.

ACI WORLDWIDE CORP.	AMERICAN RIVER BANK
By: [signature]	By: [signature]
Signature	Signature
Norman Kromberg	Kevin Bender
Printed Name	Printed Name
Vice President	EVP, COO
Title	Title
March 6, 2015	March 5 2015
Date	Date

APPROVED AS TO FORM KOT

EXHIBIT A

SCHEDULE I

WAUSAU TERMS & CONDITIONS

1. The primary provider for the services and license provided herein is ACI's third party provider, Wausau Financial Systems, Inc. ("WAUSAU"). WAUSAU may change the terms and conditions under which the Remote Capture Services, including any applicable statements of work. Client's end users shall herein be referred to as ("End Users").

2. **Branding Guide and Disclaimer**

   Clients will indemnify WAUSAU against all liability and expense, including reasonable attorney fees, arising from or out of any claim by a third party that any trade names, trademarks, service marks, logos, other marks, graphics, or other materials provided or used by such Clients to re-brand any WAUSAU software, web pages, interfaces, or services infringes any trademark or other third-party intellectual property right.

3. **Interaction between Client and WAUSAU**

   Installation, initialization, and implementation services and communications for and communications between the Client and WAUSAU will be governed by the following requirements:

   3.1 WAUSAU will establish the Client within the WAUSAU Remote Capture System and work with ACI and Client to define parameters and procedures to establish the Remote Capture Services for the Client. This work will be documented in a statement of work ("Statement of Work").

   3.2 WAUSAU will provide the Remote Capture Services to Remote Capture End Users who enroll for the Remote Capture Services.

   3.2.1 Remote Capture End Users shall be able to scan checks and or payments and submit electronic deposits or payments anytime (with the exception of identified system maintenance periods).

   3.2.2 Deposits and or payments submitted by Remote Capture End Users will be delivered to the Client in the next available file delivery as defined by the processing schedule.

   3.3 WAUSAU will perform backend processing such as start of day tasks to initialize the system for receipt of payments and/or deposits by Remote Capture End Users. WAUSAU will perform MICR line correction functions on deposits and or payments transmitted to the WAUSAU system to ensure the information associated with each image is complete. WAUSAU will create a file in the X9.37 (or similar) format for each cut-off time established by the Client as identified in the processing schedule. At each designated cut-off time, a file containing deposit totals and transaction information related to the deposits in the X9.37 file will be provided. An additional report will be created each day after the Client final cut-off time showing Client processing totals for the day. Based on set up specifications, files can either be pulled by the Client or pushed to a Client location, pursuant to WAUSAU documentation or current standards for providing the same. WAUSAU will also perform reasonable end of day tasks to complete processing for each business day.

4. **Remote Capture End User Installation**

   Remote Capture End User installation requires participation by the Client and is subject to additional service fees.

   4.1 Client will contact Remote Capture End Users to establish the installation time and provide telephone-based support for installation of materials. In addition, Client will be responsible for Remote Capture Enn User training. If agreed to by WAUSAU, training by WAUSAU will be for additional fees.

   4.2 Client will provide all required Remote Capture End User information to WAUSAU. The Remote Capture End User must use hardware that meets WAUSAU's hardware specifications.

   4.2.1 WAUSAU will enter up to fifty (50) Remote Capture End Users account numbers and descriptions on a per seat basis as part of the base service.

   4.2.2 Default settings implemented as part of the initial installation are used for branding, image quality, and image usability.

   4.2.3 WAUSAU will set up a corporate security administrator for each Remote Capture End User. The corporate security administrator, and not WAUSAU, is responsible for setting up and maintaining users and passwords.

5. **Client Requirements**

   Clients shall perform the following tasks:

   5.1 Provide appropriate project management resources for initial installation as defined in the implementation Statement of Work.

5.2 Identify primary and back-up contacts for the day-to-day operational process management, including detailed information to establish or update Remote Capture End Users based on a WAUSAU-provided template.

5.3 Retrieve or receive files and reports from an FTP server in accordance with WAUSAU's processing schedule.

5.4 Enter into an agreement with Remote Capture End Users with respect to Remote Capture Services.

5.5 Ensure that Remote Capture End Users comply with the following requirements:

5.5.1 Utilize equipment for Remote Capture Services that meets or exceeds the specifications provided by WAUSAU.

5.5.2 Provide their own Internet connection for accessing WAUSAU's Remote Capture Services.

6. System Availability

Remote Capture System target availability is 99.5% excluding scheduled downtime. Support will be 12x7 (7am-7pm CST, seven days a week) unless additional fees are paid.

Scheduled downtime for general maintenance will be between the hours of 11:00 PM each Saturday and 6:00 AM each Sunday and 2:00 AM to 5:00 AM each Tuesday and Thursday. In addition, two floating, two-hour periods per month are reserved for emergency maintenance. Advanced notice will be given as far ahead as possible prior to bringing the system down. All times mentioned are Central Standard or Daylight times.

Client may specify up to four (4) times per day at which output file(s) will be available to Client for downstream processing. An agreed upon processing schedule will define the times at which these files will be available to Client. A transmission from a Remote Capture End User must be fully received at least one (1) hour prior to the file availability time in order to be included in the output file(s). If risk monitoring is enabled the Client must decision all "must act" items ½ hour before the scheduled output file delivery.

7. Service Level Commitments and Issue Resolution

Error or other performance issues will be escalated from the Client to ACI and then to WAUSAU, unless otherwise agreed. **Service level commitments and response time are measured from when WAUSAU is made aware of the error or issue via a support request (or "SR").** WAUSAU creates a record for each SR, identified by a unique SR tracking number. SR numbers must be used when checking the status of issue resolution.

WAUSAU and ACI or Client will collaborate to determine the severity of an issue in accordance with the definitions set forth in Table 1, below. While notifications will be received on a 24x7 basis, WAUSAU will respond to reported application issues according to the protocols in Table 1 and following severity levels:

Definition	Response Target	Description
Priority 1: The WAUSAU Remote Capture System is down or in a degraded state impacting all Clients and all Remote Capture End Users. *Examples:* The system or component of the system is down or degraded to the point where the Client is in jeopardy of missing its cash letter or posting deadline.	15 Minutes	Note 1: Priority 1 incidents will be worked on a 24x7 basis until resolved. ACI or Client contact must be assigned and be available on a 24x7 basis to assess alternative solutions and finalize problem resolution verification.
Priority 2: The WAUSAU Remote Capture System is degraded, but can continue its operation via a workaround or incremental resource for a period of time. *Examples:* Slower than average system performance; a piece of application functionality is down or has a bug.	1 hour	Note 2: Priority 2 incidents will be worked on during regular WAUSAU business hours.
Priority 3: A single feature or function within the Remote Capture System does not function correctly, but such failure does not impede the ability of Remote Capture End Users to transmit deposits. *Examples:* A Remote Capture End User report is not formatting correctly.	3 hours	

Definition	Response Target	Description
Priority 4: Scheduled requests or upgrades for Remote Capture End Users. *Examples:* Request to support a Remote Capture End User installation.	As scheduled	

All incidents will remain open until ACI or Client indicates that the problem has been resolved, provided, however, if WAUSAU does not hear back from ACI or Client within ten (10) days after a solution has been provided for an issue, then the incidents will be closed automatically. ACI or Client may re-open the incident if the problem is recurring.

8. Warranties, Limitations of Liability, and Indemnities

ACI does not make any representations, indemnities, or warranties on behalf of WAUSAU. ACI will not warrant that the services will be uninterrupted or error-free. WAUSAU's obligations are solely to provide the Remote Capture Services pursuant to the noted service level commitments/agreements and to use commercially reasonable efforts to correct errors of WAUSAU's services (and not errors caused by third-party services or equipment) within a reasonable time of being made aware of such errors.

EXHIBIT B

Work Order

1. **SCOPE OF SERVICES:** ACI shall perform the Services as listed under Section 5 below (the "Services"). The Services do not include professional services with regard to future upgrades, data conversion or migration services not listed herein, or development or migration of any customized code not made generally commercially available by ACI. All Services will be performed remotely. Unless specifically listed in "Fees", the Services do not include training or any customized code not incorporated into the ACI application and generally released by ACI to its clients. Should ACI and Client mutually agree to onsite consultation, Client shall be invoiced for actual and reasonable travel and living ("Out of Pocket") expenses incurred and such invoices shall be due and payable net 30 days from date of invoice.

2. **CLIENT REQUIREMENTS:** Client shall designate a Technical Contact to be available throughout the Services who has sufficient technical expertise and corporate authority to make all necessary decisions and take all necessary actions on behalf of Client. Client will provide resources during testing and through go-live to test and validate functionality of applications implemented. Client will obtain and maintain the communications equipment and lines necessary for performance of the Services, including providing ACI high-speed direct access via pcAnywhere or a Web Remote Access Tool provided by ACI to Client's servers/workstations where the ACI application is implemented. If Client chooses to forgo a before production rollout test environment, Client expressly assumes all responsibility and liability for any resulting errors, damages or claims. ACI will configure one test environment for the project which will be suitable for testing all aspects of the module(s) being implemented. If Client opts to forego creating a suitable test environment and requires testing to be performed in Client's production environment, Client expressly assumes all responsibility and liability for any resulting errors, damages or claims. Failure to comply with any of these Client Requirements may cause Client to lose Client's scheduled date for performance of the Services such that Client shall be rescheduled for the next available date. Client must provide resources based on the milestone dates in the project plan to complete pre-production testing and post go-live validation of the production environment.

3. **BEST PRACTICES ACKNOWLEDGEMENT FOR TEST SERVERS (ON-PREMISE IMPLEMENTATIONS ONLY):** Client acknowledges that ACI best practices require the use of a test server during implementation and various subsequent updates to the ACI applications. If Client decides to forgo use of a test system, Client hereby agrees to the following: (i) ACI will not be responsible for any downtime or service degradation resulting from Client not utilizing a test system prior to going into a production environment, (ii) Client waives any obligations that ACI may have under the ACI Support Guide (including without limitation the Support SLA); (iii) Client acknowledges that issue resolution may result in a time and materials charge. Further, should Client request that ACI use server(s) designated by Client as Disaster Recovery Server(s) for pre-production testing, Client acknowledges that the Disaster Recovery Server(s) will not match the production server(s) for the duration of the project and accepts responsibility for any and all delays in deploying the Disaster Recovery Server in the production environment should there be an actual disaster, including but not limited to a hardware failure of the production server(s). Client is responsible to backup the Disaster Recovery Server(s) prior to turning it over to ACI for pre-production testing and for restoring the image to the server(s) should they be needed for an actual disaster. Additional project work or delays caused by a redeployment of the server(s) prior to the completion of pre-production testing may result in additional implementation fees from ACI.

4. **CHANGE ORDERS:** Additions or modifications to this Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. ACI will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional fees and any changes to the Project Milestones or Deliverables as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. Except as expressly provided herein, a Change Order is required for any additions or modifications to the implementation project plan following approval of such plan by Client.

5. **STATEMENT OF WORK:** The Statement of Work detailing the general milestones for performance of the Services is outlined in the attached schedule(s). Client's conformance to the milestones is a material condition to ACI's performance hereunder. Client shall be responsible for any reasonable actual costs incurred by ACI as a result of Client's non-conformance to the milestones or the Client Requirements described above. The milestone descriptions include defined levels of services to be provided by ACI hereunder. Any additional services requested by Client beyond such defined levels are available subject to (i) Client's payment of the applicable additional fees calculated on an hourly basis at ACI's standard rate of $250/hour/person for such services, and (ii) scheduling of the additional services at the sole discretion of ACI. Services rendered after standard weekday business hours (8am to 7pm Central Time) or on holidays will be charged at an hourly rate of $330/hour/per person.

6. **OTHER TERMS:** ACI's ability to meet specific milestones or to perform the Services may be dependent upon delivery to ACI of certain information, media, equipment, references, and other support. ACI shall not be held responsible for Services dependent upon such support or refunds of prepayment towards such Services if Client, Client's representatives, or any other of Client's vendors or associates fail to deliver that support in a timely manner. The pricing shown above is valid for thirty (30) days after the Work Order Date shown above, and is subject to change thereafter unless accepted as shown by Client's authorized signature below within such thirty (30) day period. This Work Order supersedes all prior agreements, whether oral or in writing, regarding the subject matter addressed herein. This Work Order may only be modified by a written agreement signed by the parties.

Schedule WO-1
Native Apps for ACI Mobile Banking

List FI's included in this agreement: Default pricing includes one FI	**American River Bank**
Indicate Application Package purchased Native App Package or list individual apps purchased	**Native App Package**
If migration from Gen 1 Apps, list Gen 1 apps currently deployed iPhone, Android, iPad	**Gen 1 Apps currently deployed**

SCOPE OF PROFESSIONAL SERVICES:
At a mutually agreed date, ACI shall provide Native Apps ("Native Apps"), for ACI SSB Mobile Banking as described in this Schedule WO-1 (the "Services"). All Services will be performed remotely. Unless specifically listed, the Services do not include any customized code not incorporated into the ACI application and generally released by ACI to its clients.

MILESTONES AND/OR DELIVERABLES:
1. Upon a mutually agreed date, ACI's Project Manager will contact Client's designated Project Contact and provide the Project Welcome Package which includes the deliverables required to proceed with the project.
2. Client works with in-house or third party graphic designers to create graphics as defined in the Welcome Package and completes all required forms.
   a. Please refer to the Mobile Banking – App Branding and Configuration document that will be provided by the ACI Project Manager at the start of the project.
3. Client registers with Apple and the Android Marketplace (if not already registered) and provides the login credentials to the ACI Project Manager along with mobile test device information.
4. Client submits deliverables to ACI. Once ACI has verified all required deliverables have been received, the ACI Project Manager will request a Test Build of the Native Apps. The Test Build is delivered to the Client along with instructions on how to load the Test Build on Client supplied mobile devices.
5. Client provides feedback on the Test Build and if needed, the ACI Project Manager submits request for a revised Final Test Build of the Native Apps. The Final Test Build is delivered to the Client.
6. Client provides production signoff for the Native Apps. The ACI Project Manager requests the Production Build of the Native Apps. ACI uploads the Native Apps to the iTunes Store and Android Market.

SPECIFIC CLIENT RESPONSIBILITIES:
1. Client acknowledges that the general availability of the iOS applications is dependent upon Apple to approve the application and then make it available on the Apple iTunes store. Although ACI does not anticipate any problems getting the application approved by Apple, ACI does not control the speed of the said process.
2. Client acknowledges that the general availability of the Android application is dependent upon the Android Marketplace to approve the application and then make it available on the Android Marketplace. Although ACI does not anticipate any problems getting the application approved by the Android Marketplace, ACI does not control the speed of the said process.
3. Client is responsible to register with Apple and the Android Marketplace. Client is responsible for any one-time or annual fees that Apple or the Android Marketplace may charge. Client is responsible to provide the login credentials to the ACI Project Manager for these Services and to maintain and provide the login credentials during future re-branding or update services.
4. Client's project contact shall have sufficient authority and be responsible for preparing and delivering all Client communications and deliverables to ACI.
5. The Services included in this work order will not be scheduled until the Client provides the required deliverables.
6. Client must provide a minimum of one test device (two or more are recommended) for each application (iPhone, Android phone, iPad) and must also provide the ACI team with appropriate Test Account data to be used during the implementation.

Schedule WO-2
ACI Remote Deposit Capture Interface

✓	Type of Interface(s)		
X	ACI Mobile Remote Deposit Capture (mRDC) (Wausau Deposit 24/7™ Mobile ASP)		
# Mobile Users to be offered RDC	Est.	Projected Adoption %	Est.
List FI's included in this agreement If Multi-FI, indicate if this implementation will be separate accounts for each FI (recommended) or a consolidated generic account under the holding company.		**Single FI**	
Internet Banking Version and Location DC/OP SSB 6.3 or higher and Native App Package required for mRDC SSB 6.2 or higher needed for Merchant/Consumer RDC SSO		**SSB 6.3 – DC customer**	

GENERAL DELIVERABLES:
At a mutually agreed date, ACI and Wausau Professional Services will provide Project Management for the subscribed products and the resulting deliverables as described in this Schedule WO-2 (the "Services"). All Services will be performed remotely. Unless specifically listed in "Fees", the Services do not include any customized code not incorporated into the ACI application and generally released by ACI to its clients. The following project management services will be delivered during this engagement: a comprehensive project schedule of activities and milestones; track and manage the resolution of project issues, and distribute documentation of items to team members at the agreed upon regular frequency; monitor and control project scope; and participate in regular project status meetings at the agreed upon frequency.

GENERAL ASSUMPTIONS AND CLIENT RESPONSIBILITIES:

- The Financial Institution transaction process workflow is "Credits First"; Transactions to be delivered in X9.37 or X9.100 files; Transaction files will be created up to a maximum of four (4) times per day ; Client must have the capability to download files using secure FTP; Client's item processing system or vendor must have the ability to import a WAUSAU X9.37 or X9.100 transaction file in the Federal Reserve Standard format; Transaction data will be retained for institution level reporting for 60 days for research and reporting.
- Client must provide resources based on the milestone dates in the project plan to complete pre-production testing and post go-live validation of the production environment.
- The scope of the project does NOT include: A disaster recovery solution at the client location; a test environment with dedicated servers at the Client location; generation of host processor ready posting files; generation of files to directly populate an image archive; on-site training at the Client's location.

PRODUCT SPECIFIC DELIVERABLES AND CLIENT RESPONSIBILITIES:

Deposit 24/7™ Mobile ASP Remote Installation

- Provide a Turn-Key Mobile Capture Service where end users connect to WAUSAU's servers using internet enabled smart phones to make single check deposits. Connectivity will be supported in the ACI Native Apps which must be separately contracted for.
- Configure Capture Environment Parameters
- Provide one end user "Train the Trainer" session via remote WebEx
- Configure Transaction file delivery - Transactions will be delivered to Client in a Federal Reserve Standard X9.37 or X9.100 file. Transactions will be delivered co-mingled with other remote deposit transactions. Transaction files will be provided to Client via secure FTP and email alerts will be delivered when files are available for download.
- Provide Standard reports package
- Lead operations end to end test process including Branding, Connectivity, Mobile transaction capture, Mobile transaction research, Mobile transaction transmission, Central Operations transaction delivery via X937/X9100 file via secure FTP, Central Operations report delivery via FTP secure and Central Operations import of transaction files
- Client Responsibilities: Client will provide: Pilot Mobile Deposit users of each phone selected for use; Mobile smart phone(s) meeting minimum requirements; Scheduling of and participation in any host or third party vendor activities; support of end-users.

Schedule WO-3
MicroDeposit

List FI's included in this agreement Default pricing is for a single FI	American River Bank
SSB Version and Location OP or DC, SSB 6.3 or higher required	SSB 6.3 – DC customer
Is this implementation a certification? Yes or No	No

DELIVERABLES:
At a mutually agreed date, ACI shall implement the MicroDeposit module as integration with one implementation of the ACI Self Service Banking ("SSB") system as described in this Schedule WO-3 (the "Services"). All Services will be performed remotely. Unless specifically listed in "Fees", the Services do not include any customized code not incorporated into the ACI application and generally released by ACI to its clients.

MILESTONES:
1. ACI configures the application in Client's existing pre-production environment.
2. Client performs testing and verification in the pre-production test environment.
3. At a mutually agreed date, ACI will integrate the application into Client's production environment.

ASSUMPTIONS AND CLIENT RESPONSIBILITIES:
1. MicroDeposit is available in the Retail Internet Banking channel only
2. Client must provide resources based on the milestone dates in the project plan to complete pre-production testing and post go-live validation of the production environment.